SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                  DATE OF REPORT: May 11, 1998
                (Date of earliest event reported)



                   SWISHER INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)



     NEVEDA                   0-21282             56-1541396
(State or other          (Commission File         (IRS Employer
jurisdiction of in-      Number)             Identification No.)
corporation or
organization)

                       6849 FAIRVIEW ROAD
                 CHARLOTTE, NORTH CAROLINA 28210
       (Address of principal executive offices, zip code)

                         (704) 364-7707
      (Registrant's telephone number, including area code)































ITEM 5.   OTHER EVENTS.

     On May 11, 1998, the Company was informed by Nasdaq that the Company's securities would be delisted from the Nasdaq National Market effective at the close of business that same day based upon
(i) the Company's delinquent filings with respect to Form 10-K for the fiscal year ended October 31, 1997 and the Form 10-Q for the quarter ended January 31, 1998, and (ii) the failure of the Company to satisfy the filing requirement set forth in NASD Marketplace Rule 4310 (c)(14). Thus, as of May 11, 1998, the Company's Common Stock and Public Warrants will not be traded on any exchange or quotation system. The Company does not currently have an underwriter that will serve as a market maker in the Company's securities on the Pink Sheets.

     The Company has filed a request with the NASD Review Counsel to review the Hearing Panel's decision to delist its securities.
If the Review Counsel does not reverse the Hearing Panel's decision to delist the Company, then in order to be relisted on the Nasdaq National Market, it will be necessary for the Company to re-apply for initial listing once it determines that it can meet the initial listing requirements. The initial listing criteria for the Nasdaq National Market, insofar as they would be applicable to the Company, require, generally, net tangible assets of $6,000,000, pretax income (in the latest fiscal year or 2 of the last 3 fiscal years) of $1,000,000, a public float of 1,100,000 shares, a market value of the public float of not less than $8,000,000, and a minimum bid price of $5.00. Once a company is accepted for relisting on the Nasdaq National Market, it will be required to maintain, among other requirements, net tangible assets of $4,000,000, a public float of 750,000 shares, a market value of the public float of not less than $5,000,000, and a minimum bid price of $1.00.

     The Company is not certain when it will be able to meet the initial listing requirements for the Nasdaq National Market. Although the Company is considering possible alternatives for meeting the asset requirements, there is no assurance that the Company will be successful in meeting the requirements for relisting on the Nasdaq National Market.

     If the Company cannot meet the criteria for initial listing on the Nasdaq National Market, then the Company may decide to apply for listing on the Nasdaq SmallCap Market or on an exchange. The initial listing criteria for the Nasdaq SmallCap Market, insofar as they would be applicable to the Company, require, generally, net tangible assets of $4,000,000, a public float of 1,000,000 shares, a market value of the public float of not less than $5,000,000, and a minimum bid price of $4.00. Once a company is accepted for relisting on the Nasdaq SmallCap Market, it will be required to maintain, among other requirements, net tangible assets of $2,000,000, a public float of 500,000 shares, a market value of the public float of not less than $1,000,000, and a minimum bid price of $1.00.

     The Company is also considering whether to, simultaneously with its appeal of the Hearing Panel's decision, apply for initial listing with one of the aforementioned markets.







































                           SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SWISHER INTERNATIONAL, INC.
                                        (Registrant)

Date:     May 18, 1998             By:/s/Patrick L. Swisher
                                      Patrick L. Swisher
                                      President and CEO

                                   By:/s/Thomas Bush
                                      Thomas Bush
                                      Chief Financial Officer